UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2018 (May 14, 2018)

___________________________________________

Hallador Energy Company

(Exact name of registrant as specified in its charter)

_______________________________________

Colorado	001-34743	84-1014610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2.8
1660 Lincoln Street, Suite 2700, Denver, Colorado	80264-2701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 839-5504

_______________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

Yorktown Energy Partners VII, L.P. (“Yorktown VII”) advised us that it distributed 670,501 shares (2.2% of the total outstanding shares) of Hallador common stock to its general and limited partners after the close of the stock market on May 14, 2018.  After the distribution, Yorktown VII will hold 1,229,499 shares (4.1% of the total outstanding shares) of Hallador common stock.  Yorktown Energy Partners VI, L.P. continues to own 604,904 shares (2% of the total outstanding shares) of Hallador common stock, and Yorktown Energy Partners VIII, L.P. continues to own 2,950,000 shares (9.8% of the total outstanding shares) of Hallador common stock.  We were advised that the distributed shares could be sold immediately.

We expect that over time distributions such as these, if any, will improve our liquidity and float.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 15, 2018	By:	/s/LAWRENCE D. MARTIN Lawrence D. Martin CFO